UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K
Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 13, 2002

	Exact name of registrant as specified in its charter		I.R.S.
Commission	and principal office address and telephone	State of	Employer
File Number	number	Incorporation	I.D. Number

1-16163	WGL Holdings, Inc.	Virginia	52-2210912
1100 H Street, N.W.
Washington, D.C. 20080
(703) 750-2000

0-49807	Washington Gas Light Company	District of	53-0162882
	1100 H Street, N.W	Columbia
	Washington, D.C. 20080	and Virginia
(703) 750-4440

Former name or former address, if changed since last report:     None

ITEM 5. OTHER EVENTS

On December 13, 2002, Moody’s Investors Service (Moody’s) reduced the rating on the senior unsecured debt of Washington Gas Light Company from Aa3 to A2. The rating of Washington Gas Light Company preferred stock was reduced from A2 to Baa1. The Washington Gas Light Company commercial paper rating was confirmed at P-1. Moody’s lowered the commercial paper rating of WGL Holdings, Inc. from P-1 to P-2. Moody’s indicated the ratings outlook is stable.

Washington Gas Light Company is a wholly owned subsidiary of WGL Holdings, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrants have duly caused this Report to be signed on their behalf by the undersigned hereunto duly authorized.

WGL Holdings, Inc. and Washington Gas Light Company (Registrants)

Date	December 13, 2002	/s/ Mark P. O’Flynn Mark P. O’Flynn Controller (Principal Accounting Officer)